UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2008
ZAREBA SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-1388 (Commission File Number)	41-0832194 (IRS Employer Identification No.)
13705 26th Ave. N., Suite 102
Minneapolis, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)
(763) 551-1125
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 3.01(b)
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Items 5.02(b), (c) and (e)
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Press Release

Explanatory Note
The original Report was filed inadvertently. This Report reflects the final version.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item	3.01(b)
On June 3, 2008, Zareba Systems, Inc. (the “Company”) issued a press release announcing that Dale A. Nordquist, a director of the Company, was appointed as the Company’s President and Chief Executive Officer and that Jerry W. Grabowski resigned as the Company’s President and Chief Executive Officer and from the Company’s Board of Directors. The Company provided this press release to Nasdaq. In connection with Mr. Nordquist’s appointment as President and Chief Executive Officer, he will continue to serve as a director, but he will resign from the Company’s Audit Committee, Compensation Committee and Nominating Committee. As a result of his appointment as an executive officer of the Company and his resignation from the Audit Committee, the Company will no longer meet the independent director requirements for continued listing on the Nasdaq Capital Market under Marketplace Rule 4350. Rule 4350 requires the Company to maintain a majority of independent directors on its Board of Directors and an Audit Committee of three independent directors. The Company will promptly commence a search to select an additional independent director who is also qualified to serve on the Audit Committee. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Items	5.02(b), (c) and (e)
Appointment of Dale A. Nordquist as President and Chief Executive Officer
On June 2, 2008, the Board of Directors of the Company approved the appointment of Dale A. Nordquist to serve as the Company’s President and Chief Executive Officer. It is expected that Mr. Nordquist, 53, will assume this position on or before July 1, 2008. Mr. Nordquist has been a director of the Company since 2004 and will continue to serve in such capacity, but he will resign from the Company’s Audit Committee, Compensation Committee and Nominating Committee. Information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K with respect to Mr. Nordquist’s business experience and other matters is set forth in Item 10 of Part III under the caption “Directors” and in Item 13 of Part III, each of the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2007, which information is incorporated herein by reference.
In connection with this appointment, the Company entered into an employment agreement with Mr. Nordquist. Under the employment agreement, Mr. Nordquist will serve as an at will employee until his employment is terminated in accordance with the terms of the agreement or he resigns. The Company will pay Mr. Nordquist an initial annual base salary of $190,000, and Mr. Nordquist will be eligible to participate in any Company executive management incentive programs approved by the Board from time to time, with the maximum payout in any year to be 50% of his then current annual base salary. For the Company’s fiscal year ending June 30, 2009, Mr. Nordquist shall be entitled to a minimum incentive compensation award of $20,000. Mr. Nordquist will be also entitled to participate in all employee benefit plans of the Company. From time to time, the Board may grant to Mr. Nordquist stock options, restricted stock or other equity-based awards. Pursuant to the employment agreement, the Company granted Mr. Nordquist an initial option to purchase 40,000 shares of common stock, which grant will vest in four equal increments on each of the first four anniversaries of the date of grant, subject to the terms of the Company’s equity compensation plan and a stock option agreement entered into between the Company and Mr. Nordquist. If the Company terminates Mr. Nordquist’s employment without cause, he will continue to receive his base salary for a period of 12 months following termination, subject to a lump sum payment if the termination occurs before December 31, 2008 and subject to a capped amount based upon provisions of the Internal Revenue Code if the termination occurs after December 31, 2008. Mr. Nordquist has agreed to a covenant not to compete and a non-solicitation covenant following termination of the agreement.
Resignation of Jerry W. Grabowski
On June 2, 2008, Jerry W. Grabowski resigned as the Company’s President and Chief Executive Officer and from the Company’s Board of Directors. In connection with this resignation, the Company and Mr. Grabowski entered into a Resignation Agreement and Release (the “Resignation Agreement”). Pursuant to the Resignation Agreement, and in full satisfaction of the Company’s obligations under its Employment Agreement with Mr. Grabowski dated July 1, 1995 (the “Employment Agreement”), the Company has agreed to pay to or on behalf of Mr. Grabowski (i) his base salary in effect on June 2, 2008 over the course of one year in 26 installments, (ii) the costs of all existing health/medical and other benefit plans in which Mr. Grabowski was a participant on June 2, 2008, or provide substantially the same benefits, for a period of 12 months, (iii) his accrued but unused vacation as of June 2, 2008, and (iv) continued automobile lease payments and insurance through the end of the current lease term, but in no event after December 31, 2008. The parties agreed that Mr. Grabowski would not receive any incentive compensation for fiscal 2008. The payments to Mr. Grabowski represent the same amounts that would have otherwise been payable to Mr. Grabowski under the Employment Agreement in the event of his termination by the Company. The Resignation Agreement also includes a release by Mr. Grabowski of any claims that he may have against the Company, including those arising under human rights statutes. Mr. Grabowski is entitled by law to rescind the waiver of statutory rights in the Resignation Agreement at any time within 15 days of June 2, 2008.
The full text of the press release announcing the appointment of Mr. Nordquist and the resignation of Mr. Grabowski is set forth in Exhibit 99.1 attached hereto and incorporated in this Report as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

99.1	Press Release dated June 3, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2008
ZAREBA SYSTEMS, INC.
	By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen, Vice President and
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
EXHIBIT INDEX
to
FORM 8-K
ZAREBA SYSTEMS, INC.

Date of Report:	Commission File No.:
June 2, 2008	0-1388

Exhibit No.	Item

99.1	Press Release dated June 3, 2008.